Exhibit 99.1

NEOGENOMICS, INC.
PRESS RELEASE

FOR IMMEDIATE RELEASE

NeoGenomics Announces Executive Appointments

George Cardoza to Lead Pharma Services Division and Sharon Virag appointed Chief Financial Officer
Ft. Myers, Florida - March 20, 2018 - NeoGenomics, Inc. (NASDAQ: NEO), a leading provider of cancer-focused genetic testing services, announced today the appointment of George Cardoza as President of the Pharma Services Division and Sharon Virag as Chief Financial Officer. Ms. Virag will succeed George Cardoza, who has served as Chief Financial Officer since 2009. Her appointment is effective on March 27, 2018.

Douglas M. VanOort, Chairman and CEO, said, "We are delighted to welcome Sharon to our NeoGenomics team.  Her outstanding financial leadership skills and experience, coupled with her strong alignment with our NeoGenomics culture, will be invaluable to us as we continue to grow and develop our company. We are also very pleased to have George now serve as President of our fast-growing Pharma Services Division. He has an excellent understanding of operational and strategic imperatives for this business, and is uniquely suited to realize the Division’s potential."

Sharon Virag was formerly Vice President, Corporate Finance and Chief Accounting Officer, at Aetna, a Fortune 50 diversified healthcare benefits company. In this role, she was responsible for Controllership, Tax, Treasury, Finance Transformation and Finance Shared Services from 2015 to 2017.

Prior to Aetna, between 2008 and 2015, Ms. Virag held various positions in Finance, including: Chief Accounting Officer of AES Corp., Global Controller for several General Electric businesses in the U.S. and overseas, and Assistant Corporate Controller at General Motors.

In addition to her private sector experience, Ms. Virag worked for the Public Company Accounting Oversight Board (“PCAOB”) from 2005 to 2008, where she served as the project leader for Auditing Standard No. 5, the Board’s requirements/regulations for Sarbanes-Oxley Section 404.

She also worked in public accounting for Deloitte & Touche, LLP where she was an Audit Senior Manager.

Ms. Virag is also a member of the Financial Accounting Standards Advisory Council (FASAC), a group that advises the Financial Accounting Standards Board (FASB) on matters related to board projects and agenda prioritization.

George Cardoza’s appointment as President of the Pharma Services Division is a newly created position. In the Fourth Quarter, 2017, the Pharma Services Division reported revenue growth of 69% to $8.7 million with a record number of new contracts signed. The Division is adding resources and capacity, including a new Lab in Rolle Switzerland, to meet the growing demand for its services.

About NeoGenomics, Inc.

NeoGenomics, Inc. specializes in cancer genetics testing and information services. The Company provides one of the most comprehensive oncology-focused testing menus in the world for Physicians to help them diagnose and treat cancer. The Company’s BioPharma division serves pharmaceutical clients in clinical trials and drug development.

Headquartered in Fort Myers, FL, NeoGenomics operates CLIA certified laboratories in Aliso Viejo and Fresno, California; Tampa and Fort Myers, Florida; Houston, Texas; Nashville, Tennessee and Rolle, Switzerland. NeoGenomics serves the needs of pathologists, oncologists, academic centers, hospital systems, integrated service delivery networks, and managed care organizations throughout the United States. For additional information about NeoGenomics, visit http://neogenomics.com/.

Forward Looking Statements

Except for historical information, all of the statements, expectations and assumptions contained in the foregoing are forward-looking statements. These forward-looking statements involve a number of risks and uncertainties that could cause actual future results to differ materially from those anticipated in the forward-looking statements. Actual results could differ materially from such statements expressed or implied herein. Factors that might cause such a difference include, among others, the company’s ability to continue gaining new customers, offer new types of tests, and otherwise implement its business plan. As a result, this press release should be read in conjunction with the company's periodic filings with the SEC.

For further information, please contact:

NeoGenomics, Inc.
Steven C. Jones
Director of Investor Relations
(239) 325-2001
sjones@neogenomics.com